Exhibit 10.6.1

Amended and Restated Master Line of Credit
Promissory Note

AMOUNT $40,000,000.00	PROMISSORY NOTE DATE November 10, 2025	MATURITY DATE November 15, 2026

1.Promise to Pay. On or before the Maturity Date, FOR VALUE RECEIVED, ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership, (“Borrower”), promises to pay to the order of ASHFORD HOSPITALITY ADVISORS LLC, a Delaware limited liability company (“Lender”), at the office of Lender, the principal sum of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00) (the “Loan”), or so much of said sum as has been advanced and is then outstanding under this Amended & Restated Master Line of Credit Promissory Note (this “Note”), together with all accrued and unpaid interest thereon and all other amounts due Lender hereunder.
2.Payments; Interest.
2.1.Payment Date; Computation Period. Accrued and unpaid interest on the unpaid principal balance of each outstanding Advance hereunder shall be payable monthly, in arrears, on the first Business Day of each month (each, a “Payment Date”), from the date such Advance is made until paid in full (whether pursuant to the terms hereof, by acceleration, or otherwise). Interest shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed. Interest payable under this Note shall be paid in cash; provided, however, at Borrower’s option, all or any portion of such interest (the “PIK Interest”) may be paid-in-kind by capitalizing the amount of such PIK Interest accrued as of the applicable Payment Date and adding such amount to the unpaid principal balance of the applicable outstanding Advance(s) (such capitalized amount, the “PIK Principal”). Notwithstanding anything to the contrary herein, PIK Principal shall not be deemed an Advance or otherwise count against the maximum principal Loan Amount available under this Note.
2.2.Interest Rate. Subject to the terms and conditions of this Note, the unpaid principal balance of all Indebtedness outstanding under this Note from time to time shall bear interest at the Applicable Interest Rate. No interest shall accrue under this Note until the date of the first Advance made by Lender; after that, interest on all Advances shall accrue and be computed on the principal balance outstanding from time to time under this Note, including PIK Principal, in accordance with the terms hereof until the same is paid in full.
2.3.Default Rate. From and after the occurrence of any Event of Default hereunder, and so long as any such Event of Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of eighteen percent (18%), which interest shall be payable upon demand.
2.4.Business Day. In the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.
2.5.Legal Tender. All payments to be made by Borrower to Lender under or pursuant to this Note shall be in immediately available funds in United States dollars, without condition or deduction for any counterclaim, defense, recoupment or setoff.
2.6.Maximum Interest Rate. In no event shall the per annum interest payable under this Note at any time exceed the Maximum Rate (as defined below).
2.7.No Offset. Borrower shall have no right to offset or reduce any payments due under this Note by any amount owed or claimed to be owed by Lender to Borrower, whether arising under this Note or otherwise. All payments under this Note shall be made in full when due, without deduction, set-off, counterclaim, or withholding of any kind.

3.Advances.
3.1.Generally. No Advance of any amounts repaid from time to time may be made.
3.2.Committed Advances. AT NO TIME SHALL LENDER BE UNDER ANY OBLIGATION TO MAKE ANY ADVANCES TO BORROWER PURSUANT TO THIS NOTE IN THE EVENT THAT ANY DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING OR EXIST.
3.3.Evidence of Advances. The amount and funding date of each Advance, any PIK Principal and the amount and date of any repayment thereof shall be noted on Lender’s records, which records shall be conclusive evidence of the foregoing, absent manifest error; provided, however, any failure by Lender to make, or any delay in making, any such notation, or any error in any such notation, shall not relieve Borrower of its obligation to repay Lender all amounts payable by Borrower to Lender under or pursuant to this Note, when due in accordance with the terms hereof.
3.4.Requests for Advances. Subject to Section 3.2 and the other provisions of this Note, Borrower may make a Request hereunder, and Lender shall fund such Advance to Borrower, subject to the following: (a) no Default or Event of Default shall have occurred and be continuing or will exist upon the making of the requested Advance; (b) Borrower shall deliver to Lender each such Request duly completed and executed by Borrower setting forth the information required on the Request form attached hereto as Exhibit “A” by the Applicable Time, three (3) Business Days prior to the proposed effective date of the requested Advance (or a shorter period if agreed to by Lender in its sole discretion), which date must be a Business Day; (c) Borrower shall deliver to Lender a unanimous written consent approving such Advance executed by all of the members of the board of directors of Ashford Hospitality Trust, Inc.; and (d) after giving effect to the requested Advance, the aggregate unpaid principal amount of Advances outstanding under this Note (which, for the avoidance of doubt, excludes PIK Principal) shall not exceed the Loan Amount.
3.5.Use of Proceeds. The proceeds of any Advance made under this Note shall be used solely by Borrower to pay Permitted Costs.
3.6.Minimum Working Capital. Lender shall only make an Advance to Borrower to the extent that, as reasonably determined by Borrower in good faith, either (a) Borrower does not then maintain working capital in an amount equal to or greater than the Minimum Working Capital, or (b) the payment of Permitted Costs for which such Advance is requested would cause Borrower’s working capital to fall below the Minimum Working Capital in the absence of such Advance.
4.Prepayments. Borrower may prepay all or any part of the outstanding balance of any Indebtedness hereunder at any time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid.
5.Change of Law. If any Change in Law shall (a) subject Lender to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Lender of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Lender imposed by the jurisdiction in which Lender’s principal executive office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender, or shall impose on Lender or the interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Lender of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Lender under this Note, then Borrower shall pay to Lender, within fifteen (15) days of Borrower’s receipt of written notice from Lender demanding such compensation, such additional amount or amounts as will compensate Lender for such increased cost or reduction. A certificate of Lender, submitted by Lender to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Lender shall be conclusive and binding for all purposes, absent manifest error.
6.Event of Default; Remedies. An “Event of Default” shall be deemed to have occurred or exist under this Agreement upon the occurrence and/or existence of any of the following conditions or events:
6.1.Borrower shall fail to pay (i) any principal or interest of the Indebtedness at such time the same becomes due or (ii) any other amounts owing by Borrower to Lender under the Indebtedness within five (5) Business Days of such time as the same becomes due;
6.2.any representation, warranty, certification or statement made by Borrower herein, or in any certificate or other document or agreement delivered by or on behalf of Borrower in connection with the Indebtedness or
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this Note, shall prove to be untrue in any respect when made, and as to the representations and warranties set forth in Section 7 of this Note, at any other time;
6.3.Borrower shall fail to observe or perform any condition, covenant or agreement of Borrower set forth in Section 3.5 or Section 3.6 of this Note;
6.4.Borrower shall fail to observe or perform any condition, covenant or agreement of Borrower set forth in this Note (other than as provided in clauses 6.1, 6.2 and 6.3 above) and, in each such case, such failure continues for a period of 30 days or more;
6.5.if there shall occur any Change of Control;
6.6.if Borrower or Parent institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
6.7.if Borrower or Parent is the subject of a dissolution, merger or consolidation.
Upon the occurrence and during the continuance or existence of an Event of Default (WITHOUT LIMITING ANY OF LENDER’S RIGHTS HEREUNDER, INCLUDING, WITHOUT LIMITATION, IF APPLICABLE, LENDER’S RIGHT TO REFUSE ANY REQUESTS FOR ADVANCES AT ANY TIME IN ITS SOLE AND ABSOLUTE DISCRETION), Lender may, at its option and without prior notice to Borrower or any other person or entity, cease advancing money or extending credit to or for the benefit of Borrower under this Note, terminate this Note as to any future liability or obligation of Lender, but without affecting the Indebtedness of Borrower to Lender, declare any or all of the Indebtedness to be immediately due and payable, set off against the Indebtedness any amounts owing by Lender to Borrower, charge interest at the default rate provided herein and exercise any one or more of the rights and remedies granted to Lender by any agreement with Borrower or given to it under applicable law. Further, Lender may exercise all rights and remedies with respect to the Equity Interests of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Equity Interests as if Lender were the sole and absolute owner thereof (and Borrower and each Grantor agrees to take all such action as may be appropriate to give effect to such right).

7.Representations and Warranties. Borrower hereby represents and warrants to Lender that:
7.1.Authority. It is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, as applicable; it is duly qualified and authorized to do business in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, and it has the legal power and authority to own its properties and assets and to carry out its business as now being conducted in each such jurisdiction wherein such qualification is necessary; execution, delivery and performance of this Note are within Borrower’s powers and authorities, has been duly authorized by all requisite corporate or other necessary or appropriate action, and is not in contravention or violation of law or the terms of Borrower’s organizational or other governing documents, and do not require the consent or approval of any governmental body, agency or authority.
7.2.Enforceability of Note. This Note is valid and binding and legally enforceable against Borrower in accordance with their terms.
7.3.No Cross Default. Borrower acknowledges and agrees that if Lender breaches or otherwise defaults in the performance of any obligation of Lender contained in this Note (including, without limitation, by failing or refusing to fund an Advance), such breach or default shall in no event constitute a default on the part of Lender or any of its Affiliates under that certain Third Amended and Restated Advisory Agreement, dated as of March 12, 2024, among Lender, Borrower and certain of their respective Affiliates, as amended (the “Advisory Agreement”).
7.4.Non-Contravention. The execution, delivery and performance of this Note, and the borrowings and other transactions contemplated hereby, are not in contravention or violation of the terms of any indenture, agreement
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or undertaking to which Borrower is a party or by which Borrower or any of its property or assets is bound, and will not result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of Borrower.
8.Pledge and Guaranty.
8.1.Grant of Security Interest.    As security for the prompt payment and performance of the Obligations in full when due, whether at maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of any Debtor Relief Laws), each Grantor hereby pledges, grants, transfers and assigns to Lender, a security interest in all of such Grantor’s right, title and interest in and to the Collateral; provided, however, that Lender and each Grantor hereby agree and acknowledge such security interest shall not attach under the Uniform Commercial Code unless and until the initial financing statements are filed in the applicable Uniform Commercial Code jurisdiction.
8.2.Guaranty.    Each Grantor hereby guarantees to Lender at any time outstanding the prompt payment in full, in dollars, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the Obligations and all other amounts from time to time owing by Borrower under this Note to Lender (such payments being herein collectively called the “Guaranteed Obligations”). Each Grantor hereby further agrees that if Borrower shall default in the payment of any of the Guaranteed Obligations (after giving effect to all applicable grace and cure periods), such Grantor will (a) promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (b) pay to Lender such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of Lender’s rights under this Note, including reasonable counsel fees. All obligations of the Grantors under this Section 8.2 shall survive the transfer of the Loan, and any obligations of the Grantors under this Section 8.2 with respect to which the underlying obligation of Borrower is expressly stated to survive payment of any Obligations shall also survive payment of such Obligations. All obligations of the Grantors under this Section 8.2 shall be joint and several.
8.3.Authorization to File Financing Statements.    Borrower and Grantors hereby irrevocably authorize Lender at any time, and from time to time until payment in full of all Obligations, to file in any filing office, in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that indicate the Collateral and provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the state, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including whether each Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Borrower and Grantors agree to furnish any such information to Lender promptly upon Lender’s reasonable request.
8.4.Foreclosure. Any foreclosure by Lender (or its designee or assignee) of its security interest grated in Section 8.1 hereof pursuant to the Uniform Commercial Code (the “UCC”) shall constitute a “Company Change of Control” under the Advisory Agreement. Accordingly, and notwithstanding anything contained herein to the contrary, any such foreclosure shall be expressly conditioned upon, and shall not be effective unless and until, the Borrower (or its successor or acquirer) has paid in full to Lender and its applicable affiliates any termination fee and all other amounts due and payable under the Advisory Agreement in connection with a termination thereof on account of such Company Change of Control.
9.Miscellaneous.
9.1.Right of Setoff. Borrower authorizes Lender to charge any accounts of Borrower with Lender for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of Borrower’s obligation to pay to Lender all amounts when due, whether or not any such account balances that are maintained by Borrower with Lender are insufficient to pay to Lender any amounts when due, and to the extent that such accounts are insufficient to pay to Lender all such amounts, Borrower shall remain liable for any deficiencies until paid in full.
9.2.Waiver. Borrower waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agrees that no extension or indulgence to Borrower, or release or substitution of Borrower or any other party, whether with or without notice, shall affect the obligations of Borrower. Borrower waives all defenses or right to discharge available under the Uniform Commercial Code of the Applicable State and waives all other suretyship defenses, impairment of collateral defenses or right to discharge. Borrower agrees that Lender has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, Lender may disclose all documents and information which Lender now or later has relating to Borrower or the Indebtedness.
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9.3.Successors and Assigns. This Note shall bind Borrower, and Borrower’s heirs, personal representatives, successors and assigns; provided, that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Borrower agrees that Lender has the right to sell, assign, and grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, Lender may disclose all documents and information which Lender now or later has relating to Borrower or the Indebtedness. Borrower agrees that Lender may provide information relating to this Note or relating to Borrower to Lender’s parent, affiliates, subsidiaries, lenders and service providers.
9.4.Collection Costs. Borrower agrees to pay or reimburse to Lender, or any other holder or owner of this Note, on demand, any and all costs and expenses of Lender (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in connection with the preparation, execution, delivery, amendment, administration, and performance of this Note, or incurred in collecting or attempting to collect, or enforcing, this Note or the Indebtedness, or incurred in any other matter or proceeding relating to this Note or the Indebtedness.
9.5.Entire Agreement; Amendments. This Note constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. The terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of Lender expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note.
9.6.Severability. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective.
9.7.Multiple Counterparts/Scanned Originals. This Note (i) may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument, and (ii) a photocopy, facsimile, .pdf or scanned copy of an executed counterpart of this Note shall be sufficient to bind the party whose signature appears hereon. In addition, Borrower acknowledges and agrees to provide an original of this Note to Lender upon its request.
9.8.Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE APPLICABLE STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
9.9.No Waiver. No delay or failure of Lender in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Lender under this Note are cumulative and not exclusive of any right or remedies which Lender would otherwise have, whether by other instruments or by law.
9.10.Waiver of Jury Trial. BORROWER AND LENDER, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.
9.11.Venue. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR STATE COURT SITTING IN THE APPLICABLE CITY OF THE APPLICABLE STATE (AND ANY APPELLATE COURT THEREOF) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT, (III) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT OR PROCEEDING IN ANY SUCH COURT, AND (IV) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE APPLICABLE STATE BY THE DELIVERY OF COPIES OF SUCH PROCESS TO BORROWER AT ITS ADDRESS SPECIFIED ON THE SIGNATURE PAGE HERETO OR BY CERTIFIED MAIL DIRECTED TO SUCH ADDRESS (OR, IN ANY CASE, ANY OTHER ADDRESS DESIGNATED BY BORROWER IN A NOTICE TO LENDER). NOTHING IN THIS PARAGRAPH SHALL LIMIT OR OTHERWISE AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER
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PERMITTED BY LAW OR TO BRING ANY SUCH ACTION OR PROCEEDING AGAINST BORROWER OR ANY OF ITS PROPERTY IN ANY COURT OF ANY OTHER JURISDICTION.
9.12.Time. Time is of the essence with respect to Borrower’s Obligations hereunder.
9.13.Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
9.14.Captions. The article and section headings used in this Note are for convenience of reference only and shall not affect, alter or define the meaning or interpretation of the text of any article or section contained in this Note.
9.15.Amendment and Restatement. This Amended and Restated Master Line of Credit Promissory Note amends and restates in its entirety, and supersedes and replaces, that certain Master Line of Credit Promissory Note dated August 1, 2025, in the original principal amount of $20,000,000 executed by Borrower Name in favor of Lender (the “Original Note”). This Note is not a novation of the obligations under the Original Note, but rather an amendment and restatement of the terms thereof. All obligations outstanding under the Original Note shall be deemed to be obligations outstanding under this Note.
9.16.State Specific Provisions.
Chapter 346 of the Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes) shall not apply to the Indebtedness evidenced by this Note.
THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
10.Definitions. For the purposes of this Note, the following terms have the following meanings:
“Advance” means a borrowing requested by Borrower and made by Lender under this Note.
“Affiliate” or “Affiliates” shall mean, when used with respect to any Person, any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Applicable City” means Dallas.
“Applicable Interest Rate” means a fixed rate of interest equal to ten percent (10%).
“Applicable State” means the State of Texas.
“Applicable Time” means 11:00 a.m. (Dallas, Texas time).
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §§101, et seq.).
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“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Lender is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Dallas, Texas.
“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Lender on such date, or (ii) any change in interpretation, administration, application or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, rule, regulation, guideline, or directive (whether or not having the force of law), including, without limitation, any risk-based capital guidelines or any interpretation, administration, request, regulation, guideline, or directive relating to liquidity. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration, application or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration, application or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration, application or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d 3 and 13d 5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), other than Lender or any Affiliate thereof, directly or indirectly, of 35% or more of the equity securities of Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or
(b)    during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(c)    the Parent shall cease, directly or indirectly, to Control Borrower.
“Collateral” means the following properties, assets and rights owned by Grantors, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof: all Equity Interests of Borrower held by the Grantors, together with the certificates or instruments representing such Equity Interests, to the extent certificated (or any addendum thereto).
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
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“Default” means any condition or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.
“Equity Interests” means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Security Exchange Act of 1934).
“Event of Default” shall have the meaning ascribed thereto in Section 6 of this Note.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Grantors” means, collectively, Ashford OP Limited Partner LLC, a Delaware limited liability company, and Ashford OP General Partner LLC, a Delaware limited liability company, and each, a “Grantor”.
“Indebtedness” means, collectively, the indebtedness and liabilities under this Note, including PIK Principal, and any other indebtedness and liabilities of any kind of Borrower to Lender, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced and whether incurred voluntarily or involuntarily, known or unknown, or originally payable to Lender or to a third party and subsequently acquired by Lender including, without limitation, any interest and fees that accrue after the commencement by or against Borrower in any bankruptcy proceeding regardless of whether such interest and fees are allowed claims in such proceeding; costs incurred by Lender in pursuing any of its rights or remedies under this Note (or otherwise) or in connection with any proceeding involving Lender as a result of any financial accommodation to Borrower; and reasonable costs and expenses of attorneys and paralegals, whether inside or outside counsel is used, and whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise.
“Lender Parties” means Lender and any of its Affiliates (other than Ashford Hospitality Services LLC and its Subsidiaries).
“Loan Amount” means the face amount of this Note as set forth at the top of Page 1 hereof.
“Maturity Date” means the maturity date of this Note as set forth at the top of Page 1 hereof.
“Maximum Rate” means, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, may then be charged on this Note. If on any day the Applicable Interest Rate hereunder in respect of any Indebtedness under this Note shall exceed the Maximum Rate for that day, the rate of interest applicable to such Indebtedness shall be fixed at the Maximum Rate on that day and on each day thereafter until the total amount of interest accrued on the unpaid principal balance of this Note equals the total amount of interest which would have accrued if there had been no Maximum Rate. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such maximum rate. For purposes of determining the Maximum Rate under the law of the State of Texas, the applicable interest rate ceiling shall be the “weekly ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.
This Note is intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or
Amended and Restated Master Line of Credit Promissory Note    -8-

circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Lender’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower or prepayment agreement results (or would, if complied with, result) in Borrower having paid, contracted for or being charged for any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that this Note shall be limited to the extent necessary to prevent such result and all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note or, if fully paid, upon such other Indebtedness as shall then remain outstanding (or, if this Note and all other Indebtedness have been paid in full, refunded to Borrower), and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender under this Note shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
“Minimum Working Capital” means an amount of cash held by Borrower that is reasonably determined by Borrower, in its sole discretion and in good faith, to constitute the minimum cash balance necessary to operate its business as a going concern, taking into account Borrower’s and its Affiliate’s then-current obligations, operating expenses, and anticipated needs.
“Obligations” means:
(a)    the Loan;
(b)    any sums advanced or expenses or costs incurred by Lender that are made or incurred pursuant to, or permitted by, the terms hereof or of this Note, plus interest thereon at the rate herein or therein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed;
(c)    the obligations of Borrower and Grantors to Lender now or hereafter existing or arising, under or in connection with this Note, whether for principal, interest, fees, costs, expenses or otherwise, and however created and whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the Bankruptcy Code, 11 U.S.C. §502(b) and §506(b) and any other similar provisions arising under applicable governmental authority); and
(d)    any extensions, refinancings, modifications or renewals of all such indebtedness and obligations described in paragraphs (a) through (c) above, whether or not Borrower or any Grantor executes any extension agreement or renewal instrument.
“Parent” means Ashford Hospitality Trust Inc., a Maryland corporation.
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“Payment Date” shall have the meaning ascribed thereto in Section 2.1 of this Note.
“Permitted Costs” means any fees and/or cost reimbursements then due and payable from Borrower or any of its Affiliates to any of the Lender Parties pursuant to any written agreement (other than this Note).
“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.
“PIK Interest” shall have the meaning ascribed thereto in Section 2.1 of this Note.
“PIK Principal” shall have the meaning ascribed thereto in Section 2.1 of this Note.
“Request” means a request for an Advance hereunder either (i) upon the delivery to Lender of a written request in the form annexed to this Note as Exhibit “A” duly completed and executed by Borrower (as herein provided), or (ii) to the extent applicable, pursuant to a request submitted through Lender’s loan management system.
“Subsidiary” or “Subsidiaries” shall mean as to any particular parent entity, any Person (whether now existing or hereafter organized or acquired) in which any equity ownership interests shall be owned directly, or indirectly through one or more Subsidiaries, by such parent entity.
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This Note is dated and shall be effective as of the date set forth above.

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BORROWER:
ASHFORD HOSPITALITY LIMITED PARTNERSHIP,
a Delaware limited partnership
By:     Ashford OP General Partner LLC,
    a Delaware limited liability company,
    its general partner

By: /s/ Stephen Zsigray
 Stephen Zsigray
Chief Executive Officer
GRANTORS:
Ashford OP General Partner LLC,
a Delaware limited liability company,

By: /s/ Stephen Zsigray
 Stephen Zsigray
Chief Executive Officer
Ashford OP Limited Partner LLC,
a Delaware limited liability company,

By: /s/ Stephen Zsigray
 Stephen Zsigray
Chief Executive Officer
LENDER:
ASHFORD HOSPITALITY ADVISORS LLC,
a Delaware limited liability company

By: /s/ Deric Eubanks
Deric Eubanks
Chief Financial Officer

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EXECUTED SOLELY FOR PURPOSES OF EVIDENCING
ITS AGREEMENT TO SECTION 8.4:

Ashford Hospitality Trust, Inc.

By: /s/ Stephen Zsigray
Stephen Zsigray
Chief Executive Officer

Ashford TRS Corporation

By: /s/ Deric Eubanks
Deric Eubanks
President

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EXHIBIT “A”
REQUEST FOR ADVANCE
Subject to the terms and conditions of the Note (as defined below), Borrower hereby requests Ashford Hospitality Advisors LLC, a Delaware limited liability company (“Lender”) to make an Advance to Borrower on              (which must be a Business Day), in the amount of                          Dollars ($         ) under the Amended and Restated Master Line of Credit Promissory Note dated as of November 10, 2025, issued by Borrower to Lender in the face amount of Forty Million and No/100 Dollars ($40,000,000.00) (the “Note”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Note.
Borrower represents, warrants and certifies that (a) no Default or Event of Default has occurred and is continuing under the Note, and none will exist upon the making of the Advance requested hereunder, and (b) [Borrower does not currently maintain working capital in an amount equal to or greater than the Minimum Working Capital], or [the payment of Permitted Costs for which this Advance is requested would cause Borrower’s working capital to fall below the Minimum Working Capital in the absence of this Advance]. Borrower further certifies that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note (which, for the avoidance of doubt, excludes PIK Principal) will not exceed the face amount thereof. If the amount advanced to Borrower under the Note shall at any time exceed the face amount thereof (which, for the avoidance of doubt, excludes PIK Principal), Borrower will immediately pay such excess amount, without any necessity of notice or demand.
Dated this      day of         , 20[__].
BORROWER:
ASHFORD HOSPITALITY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:     Ashford OP General Partner LLC,
    a Delaware limited liability company,
    its general partner

By:
     Stephen Zsigray
    Chief Executive Officer

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